Exhibit 99.01
Green Dot Reports Third Quarter 2023 Results
With Processor Conversions Complete, Company Turns Focus to Growth and Development Initiatives

Austin, TX - November 9, 2023 - Green Dot Corporation (NYSE: GDOT), a leading digital bank and fintech that delivers seamless banking and payment tools for consumers and businesses, today reported financial results for the quarter ended September 30, 2023.
“Despite continued headwinds, we are encouraged by the progress we made completing our processor conversions and the opportunity to refocus our resources and efforts on growth-oriented initiatives,” said George Gresham, Chief Executive Officer of Green Dot. “We anticipate the momentum we are seeing in GO2bank and our B2B segments will continue gaining traction as the demand for digital banking and embedded finance grows, and we are better resourced to support, grow and scale these businesses.”
Consolidated Results Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$353,029	$343,748	3%	$1,135,285	$1,107,134	3%
Net (loss) income	$(6,265)	$4,696	*	$30,325	$58,328	(48)%
Diluted (loss) earnings per common share	$(0.12)	$0.09	*	$0.58	$1.07	(46)%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$348,571	$337,200	3%	$1,122,078	$1,086,979	3%
Adjusted EBITDA[1]	$23,735	$45,493	(48)%	$145,147	$203,367	(29)%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	6.8%	13.5%	(6.7)%	12.9%	18.7%	(5.8)%
Non-GAAP net income[1]	$7,442	$23,297	(68)%	$77,889	$122,312	(36)%
Non-GAAP diluted earnings per share[1]	$0.14	$0.44	(68)%	$1.49	$2.24	(33)%
* Change not meaningful

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last seven calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2023			2022
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$24,836	$24,724	$23,289	$20,010	$18,682	$17,356	$17,436
Number of active accounts	3.67	3.71	3.84	4.15	4.33	4.61	4.93
Purchase volume	$5,362	$5,734	$6,145	$6,292	$6,443	$6,760	$7,192
Consumer Services
Gross dollar volume	$4,619	$5,122	$5,677	$5,426	$5,495	$5,715	$6,621
Number of active accounts	2.16	2.35	2.41	2.37	2.51	2.78	3.04
Direct deposit active accounts	0.52	0.59	0.60	0.63	0.66	0.67	0.69
Purchase volume	$3,553	$3,984	$4,344	$4,229	$4,302	$4,588	$5,017
B2B Services
Gross dollar volume	$20,217	$19,602	$17,612	$14,584	$13,187	$11,641	$10,815
Number of active accounts	1.51	1.36	1.43	1.78	1.82	1.83	1.89
Purchase volume	$1,809	$1,750	$1,801	$2,063	$2,141	$2,172	$2,175
Money Movement
Number of cash transfers	8.31	8.66	8.70	9.03	9.16	9.00	8.87
Number of tax refunds processed	0.20	3.87	9.91	0.20	0.28	4.48	9.61
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

Unencumbered cash at the holding company was approximately $48 million as of September 30, 2023.
"While the quarter was below our expectations due to headwinds from conversion related activity, customer disputes and the timing of our investments in regulatory and compliance infrastructure, we have been extremely focused on driving efficiency and believe we remain well positioned to continue to invest in driving sustainable growth," said Jess Unruh, Chief Financial Officer of Green Dot.

Updated 2023 Financial Guidance
Green Dot has provided its most recent financial outlook for 2023. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to, the expected impact of the previously announced loss of certain partnerships and programs, negative trends within certain channels of its business, the current macro-economic environment including rising interest rates, the timing of expected cost savings from its processor conversion, and its investment in strategic initiatives. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot now expects its guidance range for full year non-GAAP total operating revenues2 to be between $1.465 billion and $1.480 billion, or approximately a 3% increase year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot now expects its full year adjusted EBITDA2 range to be between $170 million and $175 million, or down 28% year-over-year at the mid-point, versus its previous guidance range of $182 million and $188 million.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 range to be between $1.62 and $1.69, or down 36% year-over-year at the mid-point, versus its previous guidance range of $1.80 and $1.90.
Green Dot has lowered its adjusted EBITDA and non-GAAP EPS ranges as a result of negative impacts to revenue and expenses during the third quarter of 2023 associated with challenges from its processor conversions completed during the quarter, and elevated transaction losses associated with customer disputes. Green Dot’s management believes these challenges will persist into the fourth quarter of 2023 and be resolved prior to the end of 2023. Additionally, Green Dot’s management expects to incur incremental expenses in the fourth quarter of 2023 in connection with its continued investment in regulatory and compliance infrastructure.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$170.0	$175.0
Depreciation and amortization*	(58.0)	(58.0)
Net interest expense	(2.5)	(2.5)
Non-GAAP pre-tax income	$109.5	$114.5
Tax impact**	(24.9)	(26.0)
Non-GAAP net income	$84.6	$88.5
Non-GAAP diluted weighted-average shares issued and outstanding	52.4	52.5
Non-GAAP earnings per share	$1.62	$1.69

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 22.7% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss third quarter 2023 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, November 16, 2023.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers and under the heading "Updated 2023 Financial Guidance," Green Dot's ability to realize cost savings and other expected benefits of Green Dot's processor conversions, and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, Green Dot’s ability to achieve the expected cost savings and other benefits from its processor conversions, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, including any continuing impacts of the COVID-19 pandemic, and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 9, 2023, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition; realized gains on investment securities; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$711,399	$813,945
Restricted cash	4,036	5,900
Investment securities available-for-sale, at fair value	39,581	—
Settlement assets	654,020	493,395
Accounts receivable, net	66,000	74,437
Prepaid expenses and other assets	64,888	78,155
Total current assets	1,539,924	1,465,832
Investment securities available-for-sale, at fair value	2,135,268	2,363,687
Loans to bank customers, net of allowance for loan losses of $15,552 and $9,078 as of September 30, 2023 and December 31, 2022, respectively	27,638	21,421
Prepaid expenses and other assets	220,570	192,901
Property, equipment, and internal-use software, net	174,570	160,222
Operating lease right-of-use assets	5,986	8,316
Deferred expenses	1,601	14,547
Net deferred tax assets	132,160	117,167
Goodwill and intangible assets	425,856	445,083
Total assets	$4,663,573	$4,789,176
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109,402	$113,891
Deposits	3,193,855	3,450,105
Obligations to customers	362,109	218,239
Settlement obligations	48,670	40,691
Amounts due to card issuing banks for overdrawn accounts	192	328
Other accrued liabilities	88,219	98,580
Operating lease liabilities	3,312	3,167
Deferred revenue	6,306	25,029
Income tax payable	4,305	11,641
Total current liabilities	3,816,370	3,961,671
Other accrued liabilities	21,562	5,777
Operating lease liabilities	3,520	5,247
Line of credit	27,000	35,000
Total liabilities	3,868,452	4,007,695

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2023 and December 31, 2022; 52,415 and 51,674 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	52	52
Additional paid-in capital	368,222	340,575
Retained earnings	793,907	763,582
Accumulated other comprehensive loss	(367,060)	(322,728)
Total stockholders’ equity	795,121	781,481
Total liabilities and stockholders’ equity	$4,663,573	$4,789,176

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$253,407	$219,577	$735,380	$650,979
Cash processing revenues	36,256	41,318	191,925	198,813
Interchange revenues	54,968	71,407	178,950	226,301
Interest income, net	8,398	11,446	29,030	31,041
Total operating revenues	353,029	343,748	1,135,285	1,107,134
Operating expenses:
Sales and marketing expenses	56,495	66,996	194,530	227,898
Compensation and benefits expenses	59,168	61,868	192,934	185,743
Processing expenses	162,375	125,261	460,555	349,741
Other general and administrative expenses	81,830	78,858	238,324	257,456
Total operating expenses	359,868	332,983	1,086,343	1,020,838
Operating (loss) income	(6,839)	10,765	48,942	86,296
Interest expense, net	239	27	2,121	143
Other expense, net	(802)	(4,249)	(6,050)	(9,057)
(Loss) income before income taxes	(7,880)	6,489	40,771	77,096
Income tax (benefit) expense	(1,615)	1,793	10,446	18,768
Net (loss) income	$(6,265)	$4,696	$30,325	$58,328

Basic (loss) earnings per common share:	$(0.12)	$0.09	$0.58	$1.08
Diluted (loss) earnings per common share	$(0.12)	$0.09	$0.58	$1.07
Basic weighted-average common shares issued and outstanding:	52,367	53,053	52,127	53,840
Diluted weighted-average common shares issued and outstanding:	52,367	53,382	52,436	54,428

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
	(In thousands)
Operating activities
Net income	$30,325	$58,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	42,306	42,881
Amortization of intangible assets	18,593	17,845
Provision for uncollectible overdrawn accounts from purchase transactions	7,356	10,569
Provision for loan losses	21,404	25,754
Stock-based compensation	27,732	31,299
Losses in equity method investments	9,286	11,878
Amortization of discount on available-for-sale investment securities	(1,724)	(892)
Impairment of long-lived assets	—	4,134
Other	(3,128)	(2,392)
Changes in operating assets and liabilities:
Accounts receivable, net	1,081	2,480
Prepaid expenses and other assets	8,385	14,849
Deferred expenses	12,946	10,362
Accounts payable and other accrued liabilities	(15,505)	36,056
Deferred revenue	(19,363)	(14,331)
Income tax receivable/payable	(7,859)	7,110
Other, net	613	(3,849)
Net cash provided by operating activities	132,448	252,081

Investing activities
Purchases of available-for-sale investment securities	—	(922,039)
Proceeds from maturities of available-for-sale securities	131,559	244,969
Proceeds from sales and calls of available-for-sale securities	197	3,515
Payments for acquisition of property and equipment	(55,501)	(60,605)
Net changes in loans	(21,562)	(25,158)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchases of other investments	—	(31,934)
Other investing activities	(1,273)	(1,856)
Net cash provided by (used in) investing activities	18,420	(828,108)

Financing activities
Borrowings on revolving line of credit	153,000	50,000
Repayments on revolving line of credit	(161,000)	(50,000)
Proceeds from exercise of options and ESPP purchases	3,415	3,443
Taxes paid related to net share settlement of equity awards	(3,500)	(4,699)
Net changes in deposits	(238,417)	182,673
Net changes in settlement assets and obligations to customers	(8,776)	(36,261)
Contingent consideration payments	—	(1,647)
Repurchase of Class A common stock	—	(74,050)
Net cash (used in) provided by financing activities	(255,278)	69,459

Net decrease in unrestricted cash, cash equivalents and restricted cash	(104,410)	(506,568)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	819,845	1,325,640
Unrestricted cash, cash equivalents and restricted cash, end of period	$715,435	$819,072

Cash paid for interest	$3,615	$337
Cash paid for income taxes	$17,100	$9,760

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$711,399	$813,210
Restricted cash	4,036	5,862
Total unrestricted cash, cash equivalents and restricted cash, end of period	$715,435	$819,072

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Segment Revenue	(In thousands)
Consumer Services	$118,204	$135,763	$387,128	$445,479
B2B Services	199,206	158,224	551,150	435,638
Money Movement Services	32,089	37,671	180,304	189,130
Corporate and Other	(928)	5,542	3,496	16,732
Total segment revenues	348,571	337,200	1,122,078	1,086,979
BaaS commissions and processing expenses (8)	5,168	7,314	15,346	22,255
Other income (9)	(710)	(766)	(2,139)	(2,100)
Total operating revenues	$353,029	$343,748	$1,135,285	$1,107,134

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Segment Profit	(In thousands)
Consumer Services	$42,426	$53,941	$139,450	$168,605
B2B Services	18,883	22,396	58,808	67,435
Money Movement Services	12,850	14,669	103,650	106,280
Corporate and Other	(50,424)	(45,513)	(156,761)	(138,953)
Total segment profit *	23,735	45,493	145,147	203,367
Reconciliation to (loss) income before income taxes
Depreciation and amortization of property, equipment and internal-use software	14,720	14,482	42,307	42,881
Stock based compensation and related employer taxes	7,966	10,871	28,255	31,810
Amortization of acquired intangible assets	5,648	5,664	18,593	17,845
Impairment charges	—	—	—	4,134
Legal settlements and related expenses	545	2,864	1,964	16,359
Other expense	1,695	847	5,086	4,042
Operating (loss) income	(6,839)	10,765	48,942	86,296
Interest expense, net	239	27	2,121	143
Other expense, net	(802)	(4,249)	(6,050)	(9,057)
(Loss) income before income taxes	$(7,880)	$6,489	$40,771	$77,096
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees, professional service fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when its evaluating overall consolidated financial results are excluded from its unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Total operating revenues	$353,029	$343,748	$1,135,285	$1,107,134
BaaS commissions and processing expenses (8)	(5,168)	(7,314)	(15,346)	(22,255)
Other income (9)	710	766	2,139	2,100
Non-GAAP total operating revenues	$348,571	$337,200	$1,122,078	$1,086,979

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net (loss) income	$(6,265)	$4,696	$30,325	$58,328
Stock-based compensation and related employer payroll taxes (3)	7,966	10,871	28,255	31,810
Amortization of acquired intangible assets (4)	5,648	5,664	18,593	17,845
Change in fair value of contingent consideration (4)	—	—	—	300
Transaction and related acquisition costs (4)	—	(11)	(3)	733
Amortization of deferred financing costs (5)	36	36	108	108
Impairment charges (5)	—	—	—	4,134
Legal settlements and related expenses (5)	545	2,864	1,964	16,359
Losses in equity method investments (5)	1,675	5,231	9,286	11,878
Change in fair value of loans held for sale (5)	(172)	(174)	(1,101)	(886)
Extraordinary severance expenses (6)	984	11	3,415	551
Other expense (income), net (5)	10	39	(461)	523
Income tax effect (7)	(2,985)	(5,930)	(12,492)	(19,371)
Non-GAAP net income	$7,442	$23,297	$77,889	$122,312
Diluted (loss) earnings per common share
GAAP	$(0.12)	$0.09	$0.58	$1.07
Non-GAAP	$0.14	$0.44	$1.49	$2.24

Diluted weighted-average common shares issued and outstanding
GAAP	52,367	53,382	52,436	54,428
Non-GAAP	52,736	53,491	52,436	54,617

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,367	53,382	52,436	54,428
Weighted-average unvested Walmart restricted shares (10)	—	109	—	189
Anti-dilutive shares due to GAAP net loss	369	—	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	52,736	53,491	52,436	54,617

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Class A common stock outstanding as of September 30:	52,415	52,502	52,415	52,502
Weighting adjustment	(48)	660	(288)	1,527
Dilutive potential shares:
Stock options	—	16	—	108
Service based restricted stock units	246	127	173	178
Performance-based restricted stock units	67	143	75	245
Employee stock purchase plan	56	43	61	57
Non-GAAP diluted weighted-average shares issued and outstanding	52,736	53,491	52,436	54,617

Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net (loss) income	$(6,265)	$4,696	$30,325	$58,328
Interest expense, net (2)	239	27	2,121	143
Income tax (benefit) expense	(1,615)	1,793	10,446	18,768
Depreciation and amortization of property, equipment and internal-use software (2)	14,720	14,482	42,307	42,881
Stock-based compensation and related employer payroll taxes (2)(3)	7,966	10,871	28,255	31,810
Amortization of acquired intangible assets (2)(4)	5,648	5,664	18,593	17,845
Change in fair value of contingent consideration (2)(4)	—	—	—	300
Transaction and related acquisition costs (2)(4)	—	(11)	(3)	733
Impairment charges (2)(5)	—	—	—	4,134
Legal settlements and related expenses (2)(5)	545	2,864	1,964	16,359
Losses in equity method investments (2)(5)	1,675	5,231	9,286	11,878
Change in fair value of loans held for sale (2)(5)	(172)	(174)	(1,101)	(886)
Extraordinary severance expenses (2)(6)	984	11	3,415	551
Other expense (income), net (2)(5)	10	39	(461)	523
Adjusted EBITDA	$23,735	$45,493	$145,147	$203,367

Non-GAAP total operating revenues	$348,571	$337,200	$1,122,078	$1,086,979
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	6.8%	13.5%	12.9%	18.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions)
Total operating revenues	$1,482	$1,497
Adjustments (8)(9)	(17)	(17)
Non-GAAP total operating revenues	$1,465	$1,480

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions)
Net income	$22.0	$25.7
Adjustments (11)	148.0	149.3
Adjusted EBITDA	$170.0	$175.0

Non-GAAP total operating revenues	$1,480	$1,465
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	11.5%	11.9%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions, except per share data)
Net income	$22.0	$25.7
Adjustments (11)	62.6	62.8
Non-GAAP net income	$84.6	$88.5
Diluted earnings per share
GAAP	$0.42	$0.49
Non-GAAP	$1.62	$1.69

Diluted weighted-average shares issued and outstanding
GAAP	52.4	52.5

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement charges, earnings or losses from equity method investments, changes in the fair value of loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $8.0 million and $10.9 million for the three months ended September 30, 2023 and 2022, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains on investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains on investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and nine months ended September 30, 2023, Green Dot recorded charges of $1.0 million and $3.4 million, respectively, related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of September 30, 2023.
(8)Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available for sale.
(10)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(11)These amounts represent estimated adjustments for items such as non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, amortization attributable to deferred financing costs, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlement gains and expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).